UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 20, 2014

PEBBLEBROOK HOTEL TRUST
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	001-34571	27-1055421
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

7315 Wisconsin Avenue, 1100 West, Bethesda, Maryland		20814
________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(240) 507-1300

Not Applicable
_____________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

Pebblebrook Hotel Trust (the “Company”) issued a press release on November 20, 2014 announcing that it has acquired the 264-room Hotel Palomar Los Angeles - Westwood located in Los Angeles, California. A copy of that press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

A copy of materials about this property that the Company intends to distribute is furnished as Exhibit 99.2 to this Current Report on Form 8-K. Additionally, the Company has posted these materials in the investor relations section of its website at www.pebblebrookhotels.com.

Item 8.01. Other Events.

On November 20, 2014, a subsidiary of the Company completed its acquisition of a leasehold interest in the 264-room Hotel Palomar Los Angeles - Westwood (the “Hotel”) located in Los Angeles, California for $78.7 million from an unaffiliated third party. This transaction was funded with available cash.
In connection with the acquisition of the leasehold interest, the subsidiary assumed the ground lease (the "Lease") with 10740 Wilshire Boulevard, LLC, an unaffiliated third party, as landlord. The Lease expires on January 26, 2107, including eighteen 5-year extension options. Pursuant to the Lease, the subsidiary is required to pay annual base rent of $3.5 million through 2015 and is adjusted for consumer price index ("CPI") increases at each 5-year extension thereafter.
The Hotel will continue to be managed by Kimpton Hotel & Restaurant Group, LLC, the Hotel's current manager.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
99.1	Press release issued November 20, 2014.
99.2	Materials about Hotel Palomar Los Angeles - Westwood.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEBBLEBROOK HOTEL TRUST

November 21, 2014	By:	/s/ Raymond D. Martz
Name: Raymond D. Martz
Title: Executive Vice President, Chief Financial Officer, Treasurer and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release issued November 20, 2014.
99.2	Materials about Hotel Palomar Los Angeles - Westwood.